March 3, 2000



Dear Shareholders:

     On behalf of the Board of Directors, I am pleased to invite you to attend our Annual Meeting of Shareholders to be held on Wednesday, March 29, 2000, at 10:00 a.m., Eastern Time, at the Holiday Inn, Route 68 and I-80, Clarion, Pennsylvania 16214. At the annual meeting you will have the opportunity to ask questions and to make comments. We enclose your proxy and the corporation's 1999 Annual Report to Shareholders with this proxy statement.

     The principal business of the meeting is to elect 9 directors to serve a term of 1 year, to ratify the selection of Edwards, Leap & Sauer of Pittsburgh, Pennsylvania, Certified Public Accountants, as the auditors of the corporation for 2000, and to transact any other business that is properly presented at the annual meeting. The notice of the meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

     I am delighted you have chosen to invest in the corporation, and I hope that, whether or not you plan to attend the annual meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. The prompt return of your proxy will save the corporation expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

     I look forward to seeing you on March 29, 2000, at corporation's annual meeting.

                                           Sincerely,



                                           Raleigh B. Robertson, President and
                                             Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        OF PEOPLES FINANCIAL CORP., INC.
                          TO BE HELD ON MARCH 29, 2000

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that Peoples Financial Corp., Inc. will hold its Annual Meeting of Shareholders on Wednesday, March 29, 2000, at 10:00 a.m., at the Holiday Inn, Route 68 at 1-80, Clarion, Pennsylvania 16214, to consider and vote upon the following proposals:

1. Election of 9 directors: Frank T. Baker, Darl Hetrick, Francis E. Kane, Raleigh B. Robertson, Raleigh B. Robertson, Jr., Timothy P. Reddinger, J. Jack Sherman, Howard H. Shreckengost, and William H. Toy, each for a term of 1 year;

2. Ratification of the selection of Edwards, Leap & Sauer, Certified Public Accountants, of Pittsburgh, Pennsylvania, as independent accountants for the corporation for 2000; and

3.   Transaction of any other business properly brought before the Annual
     Meeting.

     Shareholders, as of February 15, 2000, may vote at the annual meeting, either in person or by proxy. If you plan to attend the annual meeting, please mark the appropriate area when you vote on your proxy.

     Management welcomes your attendance at the annual meeting. Whether or not you expect to attend the annual meeting in person, we ask you to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. Prompt return of your proxy saves the expense involved in further communications. Even if you return a proxy, you may vote in person if you give written notice to the Secretary of the corporation and attend the annual meeting. We urge you to mark, sign, date and promptly return your proxy in the enclosed envelope so that proxy holders may vote your shares in accordance with your wishes and so that we may assure the presence of a quorum.

     The corporation's Board of Directors distributes this proxy statement, form of proxy and Peoples Financial Corp., Inc.'s 1999 Annual Report on or about March 3, 2000.

                                             By Order of the Board of Directors,



                                             Raleigh B. Robertson, President and
                                             Chief Executive Officer
Ford City, Pennsylvania
March 3, 2000


                             YOUR VOTE IS IMPORTANT.
TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID RETURN ENVELOPE.

                          PEOPLES FINANCIAL CORP. INC.
                              FOURTH & FORD STREETS
                               FORD CITY, PA 16226



                              TRADING SYMBOL: PPFN







                                 PROXY STATEMENT

                       2000 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH 29, 2000






                Mailed to Shareholders on or about March 3, 2000

                                TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----
FREQUENTLY ASKED QUESTIONS AND ANSWERS

PROXY STATEMENT

GENERAL INFORMATION...............................................................................................1
         Date, Time and Place of Annual Meeting...................................................................1
         Description of the Corporation...........................................................................1

VOTING PROCEDURES.................................................................................................2
         Solicitation and Voting of Proxies.......................................................................2
         Quorum and Vote Required For Approval....................................................................2
         Revocability of Proxy....................................................................................3
         Methods of Voting........................................................................................3

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS.........................................................................4
         Executive Officers of the Corporation....................................................................4
         Executive Officers of the Bank...........................................................................4
         Committees and Meetings of the Corporation's Board of Directors..........................................5
         Qualification and Nomination of Directors................................................................5
         Directors Meetings.......................................................................................7
         Compensation of Officers and Directors...................................................................7
                  Summary Compensation Table Annual Compensation 1997-1999........................................7
                  Options/SAR Grants in Last Fiscal Year..........................................................8
                  Aggregated Options/SAR Exercises in Last Fiscal Year
                    and Fy/end Option/SAR Values..................................................................8
                  Employment Agreement for R. B. Robertson........................................................8

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................................................................8

BENEFICIAL OWNERSHIP OF THE CORPORATION'S STOCK OWNED BY PRINCIPAL OWNERS AND MANAGEMENT..........................9
         Principal Shareholders...................................................................................9
         Share Ownership by the Directors, Officers and Nominees.................................................10

PROPOSALS........................................................................................................11
         Election of Directors...................................................................................11
         Ratification of Edwards, Leap & Sauer, Certified Public Accountants,
         as Independent Auditors.................................................................................12

EXECUTIVE COMPENSATION...........................................................................................12

SHAREHOLDERS PROPOSALS FOR 2001 ANNUAL MEETING...................................................................13

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING............................................................13

                     FREQUENTLY ASKED QUESTIONS AND ANSWERS

Q:    WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on the record date, February 15, 2000, may vote at the meeting. Each share of common stock entitles a shareholder to one vote.

Q:    HOW DO I VOTE?

A: There are two methods. You may vote by completing and mailing your proxy or by attending the annual meeting and voting in person. More details are on page 3 of this proxy statement.

Q:    HOW DOES DISCRETIONARY AUTHORITY APPLY?

A: If you sign your proxy but do not make any selections, you give authority to Raleigh B. Robertson and Timothy P. Reddinger, as proxy holders, to vote on the two proposals and on any other matter that may arise at the meeting.

Q.    IS MY VOTE CONFIDENTIAL?

A: Yes. Only the Judge of Elections and the proxy holders will have access to your proxy. All comments will remain confidential unless you ask that your name be disclosed.

Q:    WHO WILL COUNT THE VOTES?

A: William Strong, Esquire will tabulate the votes and act as the Judge of Election.

Q:    WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY?

A: Your shares are probably registered differently or are in more than one account. Sign and return all proxies to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting Timothy Reddinger, Secretary of the Corporation at (814) 275-3133.

Q.    WHAT CONSTITUTES A QUORUM?

A: As of February 15, 2000, 1,773,052 shares of common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you vote by proxy or in person, we will consider your shares as part of the quorum.

Q.    WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A: Approximately 36.13% of our common stock as of February 15, 2000. More details are on page 10 of this proxy statement.

                                 PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                          PEOPLES FINANCIAL CORP., INC.
                          TO BE HELD ON MARCH 29, 2000


                               GENERAL INFORMATION


Date, Time and Place of Annual Meeting

     Peoples Financial Corp., Inc., a Pennsylvania business corporation and registered bank holding company, is furnishing this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the corporation. The annual meeting will be held at Holiday Inn, Route 68 and 1-80, Clarion, Pennsylvania 16214, on Wednesday, March 29, 2000, at 10:00 a.m., Eastern Standard Time. The principal executive office of the corporation is located at Ford Street and Fourth Avenue, Ford City, Pennsylvania 16226. The telephone number for the corporation is (724) 763-1221. All inquiries should be directed to James L. Kifer, Executive Vice President of the corporation at (814) 275-3133.

Description of the Corporation

     PFC Bank incorporated Peoples Financial Corp., Inc. in 1984 to act as a holding company under the laws of Pennsylvania. The bank is a wholly-owned subsidiary of the corporation.

     The corporation is mailing a copy of the Annual Report for the fiscal year ended December 31, 1999 with this proxy statement. You may obtain a copy of the corporation's Annual Report for the 1998 fiscal year at no cost by contacting Timothy Reddinger, Corporate Secretary, Peoples Financial Corp., Inc., 363 Broad Street, New Bethlehem, Pennsylvania 16242, telephone (814) 275-3133.

     We have not authorized anyone to provide you with information, therefore, you should rely only on the information contained in this proxy statement or referred to in this proxy statement. Although we believe we have provided you with all the information you need to vote, events may occur at Peoples Financial Corp., Inc. subsequent to printing this proxy statement that might affect your decision or the value of your stock.

                                VOTING PROCEDURES

Solicitation and Voting of Proxies

     The Board of Directors solicits this proxy for use at the 2000 Annual Meeting of Shareholders. The directors, officers and other employees of the corporation or bank may solicit proxies in person or by telephone, telecopy, telegraph or mail, but only for use at the annual meeting. The corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the corporation sends to shareholders. The corporation will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the owners of stock held by these persons. The corporation will reimburse these persons for their reasonable forwarding expenses.

     Only shareholders of record as of the close of business on Tuesday, February 15, 2000, may vote at the annual meeting. The corporation's records show that, as of the February 15, 2000, 1,773,052 shares of the corporation's common stock were outstanding. On all matters to come before the annual meeting, shareholders may cast one vote for each share held. Cumulative voting rights do not exist with respect to the election of directors. See "Principal Shareholders" on page 9 for a list of the persons known by the corporation to be the beneficial owner of five percent (5%) or more of the corporation's common stock.

     By properly completing a proxy, you appoint Raleigh B. Robertson and Timothy P. Reddinger as proxy holders to vote your shares as specified on the proxy. Any proxy not specifying to the contrary will be voted as follows:

     FOR the election of Frank T. Baker, Darl Hetrick, Francis E. Kane, Raleigh
     B. Robertson, Raleigh B. Robertson, Jr., Timothy P. Reddinger, J. Jack Sherman, Howard H. Shreckengost, and William H. Toy, each for a term of 1 year; and

     FOR the ratification of the selection of Edwards, Leap & Sauer, as the independent accountants of the corporation for 2000.

Quorum and Vote Required For Approval

     In order to hold the annual meeting, there must be a "quorum" of shareholders present. Under Pennsylvania law and the Bylaws of the corporation, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. We count votes withheld and abstentions in determining the presence of a quorum for the particular matter. Broker non-votes are not counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the 9 nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

     Assuming the presence of a quorum, ratification of the selection of independent auditors requires the affirmative vote of a majority of all votes cast by shareholders. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

Revocability of Proxy

     Shareholders who sign proxies may revoke them at any time before they are voted by:

     o delivering written notice of the revocation to Timothy Reddinger, Secretary of the Corporation, at 363 Broad Street, New Bethlehem, Pennsylvania 16242;

     o delivering a properly executed proxy bearing a later date to Timothy Reddinger, Secretary of the Corporation, at 363 Broad Street, New Bethlehem, Pennsylvania 16242; or

     o attending the meeting and voting in person after giving written notice to the Secretary of the Corporation.

     You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please call Timothy Reddinger, Secretary of the Corporation, at (814) 275-3133.

Methods of Voting

     Proxy Voting

     o  Mark your selections.

     o  Date your proxy and sign your name exactly as it appears on your proxy.

     o Mail to Peoples Financial Corp., Inc. in the enclosed, postage-paid envelope.


     Voting in Person

     o  Attend the annual meeting and show proof of eligibility to vote.

     o  Obtain a proxy.

     o  Mark your selections.

     o Date your proxy and sign your name exactly as it appears in the transfer books of the corporation.

                   BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers of the Corporation

     The following table sets forth selected information about the principal officers of the corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                                    Position Held         Employee         Age as of
Name                          Position                  Since               Since      February 15, 2000
----                          --------              -------------         --------     -----------------
Raleigh B. Robertson          President                 1996                1996(1)           71

Timothy P. Reddinger          Secretary                 1998                (2)               40

Frank T. Baker                Chairman of
                              the Board                 1997                (2)               64

James L. Kifer                Executive Vice
                              President                 1997                1995(3)           38

---------------
(1) Was an employee of New Bethlehem Bank from 1987 until December 31, 1994, and was a consultant to the bank until he was appointed Chairman and CEO on April 17, 1996, then President and CEO on April 8, 1997.

(2)   Not an employee of the bank.

(3) Was employee of New Bethlehem Bank from 1984 until the merger (effective 4/1/95) of New Bethlehem Bank with and into the bank.

Executive Officers of the Bank

The following table sets forth selected information about the principal officers of the bank, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                                    Position Held         Employee        Age as of
Name                          Position                  Since               Since     February 15, 2000
----                          --------              -------------         --------    -----------------
Frank T. Baker                Chairman of
                              the Board                 1997                (2)               64

Raleigh B. Robertson          President                 1996                1996(1)           71

Timothy P. Reddinger          Secretary                 1998                (2)               40

James L. Kifer                Executive Vice
                              President                 1997                1995(3)           38

-----------------
(1) Was an employee of New Bethlehem Bank from 1987 until December 31, 1994 and was a consultant to the bank until he was appointed Chairman and CEO on April 17, 1996, then President and CEO on April 8, 1997.

(2)   Not an employee of the bank.

(3) Was employee of New Bethlehem Bank from 1984 until the merger (effective 4/1/95) of New Bethlehem Bank with and into the bank.

Committees and Meetings of the Corporation's Board of Directors

     The corporation's Board of Directors does not have committees. The entire Board meets to discuss the corporation's business.

Qualification and Nomination of Directors

     The Board of Directors nominated the 9 persons named below to serve as directors until the 2001 annual meeting of shareholders. All of the nominees are presently members of the Board of Directors and all have consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason, a majority of the Board of Directors then in office may fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.

     The proxy holders intend to vote your proxy for the election of each of the 9 nominees named below, unless you indicate that your vote should be withheld from either or all of them. Each nominee elected as a director will continue in office until his successor has been duly elected and qualified, or until his death, resignation or retirement.

     The Board of Directors is proposing the following nominees for election as Directors at the annual meeting:

     o    Frank T. Baker
     o    Darl Hetrick
     o    Frances E. Kane
     o    Timothy P. Reddinger
     o    Raleigh B. Robertson
     o    Raleigh B. Robertson, Jr.
     o    J. Jack Sherman
     o    Howard H. Shreckengost
     o    William H. Toy

     The Board of Directors recommends a vote FOR the election of the above-named nominees for election as directors.

     We set forth below the principal occupation and certain other information about the nominees and other directors whose terms of office will continue after the annual meeting. You can find information about the share ownership of the nominees and other directors on page 10.

DIRECTORS (to serve until 2000)
         AND
NOMINEES FOR DIRECTORS (to serve until 2001)

Frank T. Baker -- Director since 1973

     Dr. Baker serves as the Chairman of the Board of the corporation and of the bank. Dr. Baker is a former professor at Indiana University of Pennsylvania. He is currently retired. Dr. Baker has been a director of the corporation since 1984 and of the bank since 1973 and serves as Chairman of the Board of the bank.

Raleigh B. Robertson -- Director since 1993

     Mr. Robertson is the President and Chief Executive Officer of the corporation and the President and Chief Executive Officer of the bank. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1985. He has been a member of the bank's Board of Directors since 1993.

Darl Hetrick - Director since 1993.

     Mr. Hetrick has been a director of the corporation and a director of the bank since 1993. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1983. He is the owner of Hetrick's Farm Supply (a farm machinery distributor, located in New Bethlehem, Pennsylvania.)

Francis E. Kane -- Director since 1955.

     Mr. Kane has been a director of the corporation since 1984 and a director of the bank since 1955. He is currently retired.

Timothy P. Reddinger - Director since 1998.

     Mr. Reddinger has been a director of the corporation and a director of the bank since 1998. He is the Secretary of the Corporation.

Raleigh B. Robertson, Jr.-- Director since 1995.

     Mr. Robertson has been a director of the corporation and a director of the bank since 1995. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1994. He is a partner in R. B. Robertson & Son, (an oil and gas business located in New Bethlehem, Pennsylvania.)

J. Jack Sherman -- Director since 1995.

     Mr. Sherman has been a director of the corporation and a director of the bank since 1995. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1994. He is President of Sherman Enterprises, located in Tionesta, Pennsylvania.

Howard H. Shreckengost - Director since 1995.

     Mr. Shreckengost has been a director of the corporation and a director of the bank since 1995. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1994. He is Manager of Char-Val Candy Company (a candy manufacturer, located in New Bethlehem, Pennsylvania.)

William H. Toy -- Director since 1992.

     Mr. Toy has been a director of the corporation and a director of the bank since 1992. He is the owner of Spic & Span Cleaners and Sail Care (dry cleaning and sail maintenance businesses, located in Ford City, Pennsylvania.)

Directors Meetings

     In 1999 each of the directors attended at least 75% of the total number of Board of Directors meetings for the corporation and the bank.

Compensation of Officers and Directors

     We set forth in the following table all cash compensation for services in all capacities paid by the corporation and the bank during 1998 to the Chief Executive Officer and up to four of the most highly compensated executive officers of the corporation and the bank to the extent that these officer's aggregate cash compensation exceeds $100,000.

                           SUMMARY COMPENSATION TABLE
                         ANNUAL COMPENSATION 1997-1999

                                                                                               Other Annual
Name and Principle Position                      Year           Salary($)      Bonus($)       Compensation($)
---------------------------                      ----           ---------      --------       ---------------
Raleigh B. Robertson,                            1999           142,652.70     72,000         83,344.74(1)
President/CEO
                                                 1998           144,235.08     72,000         83,358.16(1)

                                                 1997           130,893.00     72,000         83,308.50(1)

------------
(1)  Contingent compensation paid in 1997, 1998 and 1999.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                Individual Grants

     The corporation did not grant stock options or stock appreciation rights in 1999.


                 AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL
                       YEAR AND FY/END OPTION/SAR VALUES

        (a)                          (b)                 (c)              (d)                   (e)

                                                                       Number of
                                                                       Securities             Value of
                                                                       Underlying            Unexercised
                                                                       Unexercised           In-the-Money
                                                                       Options/SARs          Options/SAR's
                                                                       at FY-End(#)           at FY-End($)

                                Shares Acquired          Value         Exercisable/           Exercisable/
        Name                      on Exercise        Realized($)(1)   Unexercisable           Unexercisable
        ----                    ---------------      --------------   -------------           -------------
Raleigh B. Robertson
President and CEO                    4,358             $60,445.46          0/0                    $0/$0

 -------------
(1) Calculated from information received from market maker in the corporation's securities.

Employment Agreement for R. B. Robertson

     The bank amended R. B. Robertson's executive employment agreement to provide for an additional 3 years to August 31, 2003. The amended agreement also provided a disability or retirement joint and survivor benefit in a monthly sum of $1,200, to commence on the earlier of his disability, or retirement and continuing until the later of his or his wife's death.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The corporation and the bank have not entered into any material transactions, proposed or consummated, with any director or executive officer of the corporation and the bank, or any associate of the foregoing persons. The corporation and the bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the corporation and the bank and their associates on comparable terms with similar interest rates as those prevailing from time to time for other customers of the corporation and the bank.

     Total loans outstanding from the corporation and the bank at December 31, 1999, to the corporation's and the bank's officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more amounted to $268,915, or approximately .70% of the total equity capital of the bank. The bank made these loans in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features.


                           BENEFICIAL OWNERSHIP OF THE
                          CORPORATION'S STOCK OWNED BY
                        PRINCIPAL OWNERS AND MANAGEMENT

Principal Shareholders

         We set forth in the following table, as of February 15, 2000, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the corporation's outstanding common stock, the number of shares beneficially owned by the person and the percentage of the corporation's outstanding common stock so owned.

----------------------------------------------------------------------------------------------
                                                                             Percent of
                                                                            Outstanding
                                          Shares                            Common Stock
Name and Address                   Beneficially Owned(1)                 Beneficially Owned
----------------------------------------------------------------------------------------------
CEDE & CO
c/o The Depository Trust
P. O. Box 222
Bowling Green Station
New York, NY  10274                      274,911                               15.51%
----------------------------------------------------------------------------------------------
J. Jack Sherman
P. O. Box 324
Tionesta, PA  16353                      204,752                               11.55%
----------------------------------------------------------------------------------------------
Howard H. Shreckengost
406 Vine Street
New Bethlehem, PA  16242                 127,640 (2)                           7.20%
----------------------------------------------------------------------------------------------

----------
(1) For the definition of "beneficial ownership" see footnote 1 below under the caption entitled "Share Ownership by the Directors, Officers and Nominees.

(2)  Mr. Shreckengost holds the shares jointly with his spouse.

Share Ownership by the Directors, Officers and Nominees

     We set forth in the following table, as of February 15, 2000, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, each nominee and all officers, directors and nominees of the corporation as a group.

Name of Individual or                          Amount and Nature of                    Percent of
Identity of Group                            Beneficial Ownership (1)                     Class
---------------------                        ------------------------                  ----------
Frank T. Baker                                      78,155(3)                             4.41%

Darl Hetrick                                        73,902(4)                             4.17%

Francis E. Kane                                     12,602(5)                              .71%

Timothy Reddinger                                   14,169(6)                              .80%

Raleigh B. Robertson                                35,080(7)                             1.98%

Raleigh B. Robertson, Jr.                           48,272(8)                             2.72%

J. Jack Sherman                                    204,752                               11.55%

Howard H. Shreckengost                             127,640(2)                             7.20%

William H. Toy                                      57,524(9)                             3.24%

(All officers and directors as a Group,
10 persons total)                                  640,588                               36.13%

-----------

(1) Beneficial ownership by an individual is determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after February 15, 2000. Beneficial ownership may be disclaimed as to certain of the securities.

(2) See footnote 2 above under the caption "Principal Beneficial Owners of the Corporation's Stock."

(3) Mr. Baker holds 70,378 shares jointly with his spouse, 4,120 individually and his spouse holds 3,657 individually.

(4) Mr. Hetrick holds 60,520 shares jointly with his spouse, 10,479 shares jointly with his son, and his spouse and son hold 2,903 shares jointly.

(5)   Mr. Kane holds 12,602 shares jointly with his spouse.

(6) Mr. Reddinger holds 1,025 shares jointly with his spouse and 13,144 individually.

(7) Mr. Raleigh B. Robertson holds 100 shares individually, 15,834 shares jointly with his spouse, 12,108 shares jointly with his son, Raleigh B. Robertson, Jr., 6,150 shares jointly with his son, Richard W. Robertson, and his spouse holds 888 shares individually.

(8) Mr. Raleigh B. Robertson, Jr. holds 22,586 shares jointly with his spouse, 6,484 shares jointly with his son, 6,482 shares jointly with his daughter, 12,108 shares jointly with his father, Raleigh B. Robertson, and his son and daughter own 612 shares jointly.

(9)   Mr. Toy holds 57,524 shares jointly with his spouse.

                                   PROPOSALS

1.  ELECTION OF DIRECTORS.

Nominees for election this year are:

     o   Frank T. Baker (director since 1984)

     o   Darl Hetrick (director since 1993)

     o   Francis E. Kane (director since 1984)

     o   Timothy P. Reddinger (director since 1998)

     o   Raleigh B. Robertson (director since 1993)

     o   Raleigh B. Robertson, Jr. (director since 1995)

     o   J. Jack Sherman (director since 1995)

     o   Howard H. Schreckengost (director since 1995)

     o   William H. Toy (director since 1992)

     Each has consented to serve a one-year term. (See pages 5, 6 and 7 for more information.)

     If any director is unable to stand for re-election, the Board may designate a substitute. Proxy holders will vote in favor of a substitute nominee. The Board of Directors has no reason to believe the 9 nominees will be unable to serve if elected.

     Cumulative voting rights do not exist with respect to the election of directors. The affirmative vote of the majority of shares present (in person or by proxy and entitled to vote at the annual meeting) is needed to elect a director.

     The Board of Directors recommends a vote FOR the election of the nominees as Directors.

2. RATIFICATION OF EDWARDS, LEAP & SAUER, CERTIFIED PUBLIC ACCOUNTANTS, AS INDEPENDENT AUDITORS.

     The bank's Audit Committee and the Board of Directors of the corporation and the bank believe that Edwards, Leap & Sauer's knowledge of the corporation and the bank is invaluable. Edwards, Leap & Sauer, advised the corporation that none of its members has any financial interest in the corporation. Edwards, Leap & Sauer, served as the corporation's independent auditors for the 1999 fiscal year. They assisted the corporation and the bank with the preparation of their federal and state tax returns and provided assistance in connection with regulatory matters, charging the bank for such services at its customary hourly billing rates. The corporation's and the bank's Board of Directors approved these non-audit services after due consideration of the accountants' objectivity and after finding them to be wholly independent.

     In the event that the shareholders do not ratify the selection of Edwards, Leap & Sauer, as the corporation's independent auditors for the 2000 fiscal year, the Board of Directors may choose another accounting firm to provide independent public accountant audit services for the 2000 fiscal year. Representatives of Edwards, Leap & Sauer, will attend the annual meeting to answer questions.

     The affirmative vote of the majority of shares present (in person or by proxy and entitled to vote at the annual meeting) is needed to ratify Edwards, Leap & Sauer, as independent auditors for 2000.

     The Board of Directors recommends a vote FOR the ratification of Edwards, Leap & Sauer, Certified Public Accountants, as independent auditors.

                             EXECUTIVE COMPENSATION

     The Board of Directors of Peoples Financial Corp., Inc. governs the corporation and its subsidiary, PFC Bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the corporation's shareholders, customers and the communities served by the corporation and its subsidiary. To accomplish the strategic goals and objectives of the corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the corporation's strategic mission. Officers of the corporation are not compensated. The bank provides compensation to the employees of the bank.

     General labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the bank's success influence total compensation opportunities available to the employees of the bank. Individuals are reviewed annually on a calendar year basis. The bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the bank strives to meet its strategic goals and objectives to its constituencies and to provide compensation that is fair and meaningful to its employees.

                 SHAREHOLDERS PROPOSALS FOR 2001 ANNUAL MEETING

     Any shareholder who, in accordance with the corporation's Bylaws, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2001 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Peoples Financial Corp., Inc. at its principal executive office, 363 Broad Street, New Bethlehem, Pennsylvania 16242, not later than November 3, 2000.

              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders that properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the persons named as proxy holders will vote the proxies in what they determine to be the best interest of the corporation.

                          PEOPLES FINANCIAL CORP., INC.
                                      PROXY

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 29, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Raleigh B. Robertson and Timothy P. Reddinger and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Peoples Financial Corp., Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Holiday Inn, Route 68 and I-80, Clarion, Pennsylvania 16214, on Wednesday, March 29, 2000 at 10:00 a.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.   ELECTION OF DIRECTORS TO SERVE FOR A ONE-YEAR TERM.

          Frank T. Baker                         Raleigh B. Robertson, Jr.
          Darl Hetrick                           J. Jack Sherman
          Francis E. Kane                        Howard H. Shreckengost
          Timothy P. Reddinger                   William H. Toy
          Raleigh B. Robertson

     [  ] FOR all nominees                  [  ] WITHHOLD AUTHORITY
          listed above (except                   to vote for all nominees
          as marked to the contrary below)       listed above

     The Board of Directors recommends a vote FOR these nominees.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------
2. RATIFICATION OF THE SELECTION OF EDWARD, LEAP & SAUER, CERTIFIED PUBLIC ACCOUNTANTS, OF PITTSBURGH, PENNSYLVANIA, AS THE INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

          [  ] FOR         [  ] AGAINST          [  ] ABSTAIN

     The Board of Directors recommends a vote FOR this proposal.

--------------------------------------------------------------------------------

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

Dated:                       , 2000
      -----------------------                   -----------------------------
                                                Signature


                                                -----------------------------
                                                Signature

Number of Shares Held of Record
on February 15, 2000


--------------------



THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.